Exhibit 10.4

Convertible Promissory Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

OF

WILSON BROTHERS USA, INC.

$	, 2005

For value received, Wilson Brothers USA, Inc., an Illinois corporation (the “Company”), with principal offices at 1072 East U.S. Highway 175, Kaufman, Texas 75142, hereby promises to pay to                              the sum of              Dollars ($            ) (the “Principal”) plus continuously compounding interest accrued on unpaid Principal at a rate equal to eight percent (8%) per annum (or as otherwise provided in Section 6) from the date of this Note until the Principal hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof). The Principal of this Note and the interest accrued thereon, shall be due and payable in full upon demand by the Holder made on or after [            ,         , 2010] at the principal offices of the Company in lawful money of the United States, unless this Note shall have been previously converted pursuant to Section 2 hereof.

1. Definitions. The following definitions shall apply for all purposes of this Note:

1.1 “Act” means as defined in the legend above.

1.2 “Adjusted Debt” means the aggregate of the Company’s debt for borrowed money, debt evidenced by notes, bonds or indentures and debt under capital leases; provided, however, debt secured by real estate mortgages shall not be included in the aggregation of the Company’s Adjusted Debt.

1.3 “Agreement” means as defined in Section 16.

1.4 “Common Stock” means the common stock of the Company, $0.01 par value per share.

1.5 “Common Stock Equivalents” means as defined in Section 2.3 below.

1.6 “Company” means the “Company” as defined above and includes any entity which shall succeed to or assume the obligations of the Company under this Note.

1.7 “Conversion Price” means an amount equal to (i) Fifty Cents ($0.50) in the event that the Company’s sales revenue for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) are less than $20,000,000, the Company’s Gross Margin for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is less than 35%, the Company’s EBITDA for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is less than $3,000,000 or upon a conversion in the event of a Sale occurring on or prior to March 31, 2006 or if the Company fails to file its Form 10-KSB for the year ended December 31, 2005 within one hundred twenty (120) days following the end of such fiscal year, (ii) One Dollar ($1.00) in the event that the Company’s sales revenue for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) are equal to or greater than $20,000,000, the Company’s Gross Margin for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than 35% and the Company’s EBITDA for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than $3,000,000, but the Company does not meet the conditions set forth in (iii) below, or (iii) One Dollar Forty Cents ($1.40) per share in the event that the Company’s sales revenue for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) are equal to or greater than $22,000,000, the Company’s Gross Margin for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than 35% and the Company’s EBITDA for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than $4,000,000. The Conversion Price is subject to adjustment as provided herein.

1.8 “Conversion Stock” means the Company’s capital stock or other securities or property into which this Note may be converted or applied pursuant to Section 2 hereof. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term “Conversion Stock” shall include stock and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

1.9 “EBITDA” means earnings before interest, taxes, depreciation and amortization, as calculated in accordance with GAAP.

1.10 “GAAP” means United States generally accepted accounting principles.

1.11 “Gross Margin” means the ratio of gross profits to sales revenue, as calculated in accordance with GAAP.

1.12 “Holder” means any person who shall at the time be the registered holder of this Note.

1.13 “Note” means this Convertible Promissory Note.

1.14 “Principal” means as defined in the first paragraph above.

1.15 “Sale” means the closing of a consolidation or merger of the Company with or into another entity or other corporate reorganization in which the Company is not the surviving entity, a transaction or series of related transactions in which in excess of fifty percent (50%) of the voting power of the Company is transferred to a third party (or group of affiliated third parties), or a sale of all or substantially all of the assets of the Company.

2. Conversion.

2.1 Conversion on Election of the Holder. At any time after March 31, 2006 at the election of the Holder but subject to the Company’s right of prepayment in Section 2.5 below, the entire Principal and interest accrued on this Note shall automatically be converted into shares of the Company’s Common Stock at the Conversion Price.

2.2 Conversion in the Event of a Sale. Subject to the Company’s right of prepayment in Section 2.5 below, the entire Principal and interest accrued on this Note may be converted, in the sole discretion of the Holder, upon the closing of a Sale, into shares of the Company’s Common Stock at the Conversion Price.

2.3 Conversion Price Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

2.4 Conversion Price Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

2.5 No Effect on Prepayment. The Company may elect, subject to the Company meeting the criteria set forth in Section 6.1 or 6.2, to prepay such portion of the Principal as provided in Section 6.1 or 6.2, as applicable, in lieu of converting such portion of the Principal in connection with any conversion provided in this Section 2.

3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Articles Incorporation or Bylaws, or by any agreement between the Company and the Holder), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

4. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

5. Subordination. The indebtedness represented by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s secured indebtedness, whether now existing or hereafter created, to banks, lease financing institutions or other lending institutions regularly engaged in the business of lending money.

6. Prepayment. The Company shall have the right to prepay this Note prior to the fifth (5th) anniversary of the date of this Note as follows:

6.1 In the event that (i) the Company’s sales revenue for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) are equal to or greater than $20,000,000, (ii) the Company’s Gross Margin for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than 35%, (iii) the Company’s EBITDA for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than $3,000,000 and (iv) the Company’s EBITDA for the preceding twelve (12) months (based on, as applicable, the Company’s audited financial statements and/or internal unaudited financial statements for the applicable quarters) is greater than or equal to the Company’s Adjusted Debt as of the date tested, but the Company does not meet the conditions set forth in Section 6.2 below, the Company may, upon at least ten (10) days’ advance written notice to the Holder, prepay 40% (and no less) of the unpaid Principal of this Note, plus any unpaid interest accrued thereon at the rate of twelve percent (12%) (in lieu of the annual interest rate of eight percent (8%)) from the date of this Note.

6.2 In the event that (i) the Company’s sales revenue for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) are equal to or greater than $22,000,000, (ii) the Company’s Gross Margin for its 2005 fiscal year (based on the Company’s 2005 audited financial statements) is equal to or greater than 35%, (iii) the Company’s EBITDA for its 2005 fiscal year is (based on the Company’s 2005 audited financial statements equal to or greater than $4,000,000 and (iv) the Company’s EBITDA for the preceding twelve (12) months (based on, as applicable, the Company’s audited financial statements and/or internal unaudited financial statements for the applicable quarters) is greater than or equal to the Company’s Adjusted Debt as of the date tested, the Company may, upon at least ten (10) days’ advance written notice to the Holder, prepay 60% (and no less) of the unpaid Principal of this Note, plus any unpaid interest accrued thereon at the rate of twelve percent (12%) (in lieu of the annual interest rate of eight percent (8%)) from the date of this Note.

6.3 The Company’s notice shall specify the date fixed for such prepayment and the amount of the Principal fixed for prepayment, together with interest accrued thereon to such date. Upon the giving of notice of any prepayment, the Company will prepay on the date therein fixed for prepayment the amounts so set forth. Upon partial prepayment of this Note, this Note shall, at the option of Holder, be either (i) surrendered to the Company in exchange for a new Note in a principal amount equal to the Principal remaining unpaid on the Note surrendered, and otherwise having the same terms and provisions as the Note surrendered (and for purposes of the foregoing provisions of this Section to be deemed to be the same Note and not a novation of the indebtedness represented thereby), or (ii) made available to the Company at the principal office of Holder for notation thereon of the portion of the Principal so prepaid, except that, so long as the Holder shall hold this Note, the Company agrees that the Holder may make notation of any portion of the Principal so prepaid on this Note or on its records.

7. Default.

7.1 This Note shall be in default upon the happening of any of the following “events of default”: (i) any payment is not made as and when due according to the terms of this Note; (ii) default in the performance of any material obligation, covenant or condition contained in this Note; (iii) default by the Company under any other note owed to Holder; (iv) any warranty or representation made to Holder by the Company in the Agreement to induce Holder to make this loan is false or misleading in any material respect; (v) the dissolution, liquidation, or termination of existence of the Company; or (vi) any voluntary or involuntary bankruptcy, reorganization, insolvency proceeding, receivership, or other similar proceeding is commenced by or against the Company as debtor under any federal or state law, or the Company becomes insolvent, makes any assignment for the benefit of creditors, or conveys substantially all of its assets.

7.2 Upon the occurrence of an event of default (except an event of default under clause (v) or (vi) in Section 7.1 above, for which there shall be no cure period) the Company shall have thirty (30) days following Holder’s giving of written notice of default within which to cure the default before Holder may require the immediate payment of this Note in full.

7.3 If an event of default occurs and the default is not cured during the thirty (30) day cure period following the giving of written notice of default (or if there is no cure period applicable to the default), then this Note shall, at Holder’s option, become due and payable in full without demand or notice of any kind. If an event of default occurs or this Note is accelerated, interest shall continue to accrue on the unpaid balance.

8. Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

9. Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

10. Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Note and the Agreement (as hereinafter defined) shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

11. Governing Law. This Note shall be governed by and construed under the internal laws of the State of North Carolina, without reference to principles of conflict of laws or choice of laws.

12. Headings. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

13. Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Holder at the last address furnished to the Company by the Holder in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

14. Amendments and Waivers. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance) only with the written consent of the Company and the Holder of the Note. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of the Note at the time outstanding, each future Holder of such securities, and the Company.

15. Severability. If one or more provisions of this Note, or the application of such provision to any person or circumstance, are held to be invalid or unenforceable under applicable law, such provision(s) or the application of such provisions to any person or encumbrance shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

16. Note Subscription Agreement. This Note incorporates by reference all the terms of the Convertible Promissory Note Subscription Agreement dated                 , 2005 by and between the Company and the initial Holder hereof (the “Agreement”).

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

THE COMPANY:

WILSON BROTHERS USA, INC. An Illinois corporation

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

THE HOLDER:

By:
Name:
Title: